UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: January 09, 2006 (Date of earliest event reported)
M-Wave Inc (Exact name of registrant as specified in its charter)

IL (State or other jurisdiction of incorporation)	0-19944 (Commission File Number)	36-3809819 (IRS Employer Identification Number)

475 Industrial Drive (Address of principal executive offices)		60185 (Zip Code)
(630) 562-5550 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company announced that as expected it had received a determination and de-listing letter from NASDAQ's Listing Qualifications staff last Friday indicating it had not yet satisfied NASDAQ Marketplace Rule 4310(c)(2)(B) that requires the Company to have a minimum of $2.5 Million in tangible net equity to remain listed on the Capital Markets exchange. M-Wave has 7 days to appeal this determination and ask for a hear-ing before a NASDAQ panel that can extend time, or allow alternative plans for the Company to achieve compliance. The Company indicated that it intended to appeal and pursue its options to become compliant with NASDAQ requirements.

Item 8.01. Other Events

The Company announced it had completed its move and consolidation from West Chicago, Illinois to Franklin Park, Illinois adjacent to Chicago's O'Hare International airport. The Company entered into a short-term lease of space with Harbrook Tool & Manufacturing Company, located at 11533 Franklin Avenue, Franklin Park, Illinois 60131.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of M-Wave Inc dated January 09, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 09, 2006	M-WAVE INC By: /s/ Jeff Figlewicz Jeff Figlewicz Corporate Controller and Principal Accounting Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of M-Wave Inc dated January 09, 2006